Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Financial Results for the Fourth Quarter and For the Year Ended December 31, 2007

January 24, 2008
Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), the holding Company of Mid-Wisconsin Bank headquartered in Medford, WI, reported net income for the fourth quarter of 2007 of $451,000 or $.27 per diluted share compared to a net loss of $1.8 million or ($1.11) per diluted share for the related quarter of 2006. The 2006 fourth quarter loss was attributable to the recording of a specific loan loss provision of $4.6 million or $2.75 million on an after-tax basis related to loans made to a business entity and its owners. The 2007 fourth quarter was impacted by an improvement in the net interest margin, and a decrease in noninterest expenses compared to the second and third quarters of 2007. These fourth quarter 2007 earnings improvements were partially offset by increases in nonaccrual loans and the establishment of higher specific loan loss reserves which resulted in an increased loan loss provision for the quarter.

Net income earned for the twelve months ended December 31, 2007 was $1.1 million or $.68 per diluted share. This compares with net income of $1.1 million or $.66 per diluted share earned in 2006. Return on average assets (ROA) for 2007 was .24% compared to .25% in 2006. Return on equity
(ROE) for 2007 was 3.25% versus 3.07% for 2006. The 2007 results were impacted by impairment write-downs related the impaired borrower in the second and third quarters totaling $2.4 million or $1.465 million on an after-tax basis.

Net interest income on a taxable-equivalent basis for the fourth quarter of 2007 was $4.1 million which approximated the amount recorded in the related 2006 period. The net interest margin percentage was 3.64% in the fourth quarter of 2007, up from 3.59% in the third quarter of 2007, and down from 3.74% earned in the fourth quarter of 2006. Average loans in the fourth quarter of 2007 were $358 million compared with $362 million in the third quarter of 2007, and $350 million in the fourth quarter of 2006. A slowdown in the local market economies, pay downs of commercial loans, coupled with increased focus on loan quality and profitability all impacted loan volume. For the year ended December 31, 2007, the net interest margin on a taxable-equivalent basis was $15.9 million which equaled the 2006 results. The net interest margin percentage for 2007 was 3.60% compared with 3.83% the previous year. The 6.1% increase in average interest-earning assets during 2007 was funded with higher-cost broker deposits and long-term borrowings thereby driving down the net interest margin percentage. Also, the reversal of interest income on loans placed on nonaccrual status negatively impacted the 2007 net interest margin.

The costs associated with hiring additional personnel and employee turnover, coupled with increased health costs between periods of $464,000, all contributed to the salaries and employee benefits expense increase of $1.5 million in a comparison of the twelve month period in 2007 versus 2006. Expenses associated with the operation of other real estate, including year-to-date impairment write-downs, the additional legal and professional costs associated with compliance and the impaired borrower, and costs associated with opening of new branches all contributed to the increase of $4.6 million in overall operating expenses between years.

Net charge-offs during the fourth quarter of 2007 were $131,000 or .04% of average loans. Net charge-offs for 2007 totaled $5.1 million of which $4.6 million related to the impaired borrower described above. Excluding this specific amount, net charge-offs were $.5 million in 2007 compared with a net recovery of $23,000 in 2006.

Nonaccrual loans increased to $6.3 million at year-end 2007 from $4.8 million at September 30, 2007. The increase is primarily attributable to the commercial real estate category and is the result of the overall weakness in the local economy. Such weakness impacts the cash flow of borrowers as well as the underlying value of the assets supporting the loans. Also, nonaccrual loans related to residential real estate and home equity increased 22% during the fourth quarter of 2007. Other real estate totaled $2.3 million at December 31, 2007 compared with $130,000 at December 31, 2006. The largest asset in this category is the real estate associated with the former car dealership of the impaired borrower described earlier. The amounts remaining on the financial statements related to the impaired borrower and classified as nonperforming assets were $2.8 million at December 31, 2007 and $3.0 million at September 30, 2007.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, Is the holding company of Mid-Wisconsin Bank which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing.
Additional factors that that may cause actual results to differ materially from those expressed in the forward-looking statements include (i) other risks and assumptions described in Mid-Wisconsin's Annual Report on Form 10-K for the year ended December 31, 2006 under the headings "Forward-Looking Statements" and "Risk Factors" which factors are incorporated herein by reference, and (ii) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission ("SEC"). We specifically disclaim any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments.

                                 Mid-Wisconsin Financial Services, Inc.
                                         Financial Information
                                             (unaudited)
                                                            Three Months Ended                Twelve Months Ended
                                                     December   December               December    December
                                                         31,        31,       Percent      31,         31,     Percent
(in thousands)                                          2007       2006       Change      2007        2006     Change
Interest and dividend income:
  Loans, including fees                                $7,083     $6,984       1.4%     $28,103     $25,758     9.1%
  Securities
     Taxable                                              755        675      11.9%       2,859       2,501    14.3%
     Tax-exempt                                           186        232     -19.8%         826         906    -8.8%
  Other interest and dividend income                       80        113     -29.2%         356         454   -21.6%
Total interest and dividend income                      8,104      8,004       1.2%      32,144      29,619     8.5%
Interest expense:
  Deposits                                              3,221      3,235      -0.4%      13,163      11,033    19.3%
  Short-term borrowings                                   138        206     -33.0%         773         945   -18.2%
  Long-term borrowings                                    576        377      52.8%       2,014       1,460    37.9%
  Subordinated debentures                                 153        153       0.0%         614         614     0.0%
Total interest expense                                  4,088      3,971       2.9%      16,564      14,052    17.9%
Net interest income                                     4,016      4,033      -0.4%      15,580      15,567     0.1%
Provision for loan losses                                 690      4,750     -85.5%       1,140       5,133   -77.8%
Net interest income after provision for loan losses     3,326       (717)       NM       14,440      10,434    38.4%

Non-interest income:
  Service fees                                            364        340       7.1%       1,352       1,111    21.7%
  Trust service fees                                      304        232      31.0%       1,218         917    32.8%
  Investment product commissions                           49         77     -36.4%         260         334   -22.2%
  Other operating income                                  325        256      27.0%       1,227       1,086    13.0%
Total non-interest income                               1,042        905      15.1%       4,057       3,448    17.7%
Non-interest expenses:
  Salaries and employee benefits                        2,325      1,804      28.9%       8,840       7,372    19.9%
  Occupancy                                               510        409      24.7%       1,967       1,681    17.0%
  Data processing and information systems                 191        210      -9.0%         777         734     5.9%
  Operation of other real estate                           50         15        NM        2,527          18      NM
  Legal and professional                                  165        262     -37.0%         650         444    46.4%
  Other operating expenses                                547        684     -20.0%       2,573       2,497     3.0%
Total non-interest expenses                             3,788      3,384      11.9%      17,334      12,746    36.0%

Income before taxes                                       580     (3,196)   -118.1%       1,163       1,136     2.4%
Provision (benefit) for income taxes                      129     (1,368)   -109.4%          45          41     9.8%
Net income                                               $451    ($1,828)   -124.7%      $1,118      $1,095     2.1%

                                              Three Months Ended   Twelve Months Ended
                                             December    December  December  December
                                                 31,         31,       31,       31,
                                                2007        2006      2007      2006
          PER SHARE DATA

Basic earnings (loss) per share                 $0.27     ($1.10)     $0.68     $0.67
Diluted earnings (loss) per share                0.27      (1.11)      0.68      0.66
Book value per share                            21.06      20.82      21.06     20.82
Dividends per share                              0.00       0.22       0.66      1.28
Dividend payout ratio                             0.0%       NM        96.8%    191.0%
Average shares outstanding-basic (in 000's)     1,640      1,639      1,640     1,644
Average shares outstanding-diluted (in 000's)   1,640      1,643      1,641     1,648
Stock Price Information:
  High Bid                                     $30.00     $37.90     $38.00    $38.25
  Low Bid                                       19.75      37.75      19.75     35.40
  Bid price at quarter end                      19.75      37.90      19.75     37.90

KEY RATIOS

Return on average assets                         0.38%       NM        0.24%     0.25%
Return on average equity                         5.19%       NM        3.25%     3.07%
Equity to assets                                 7.20%      7.41%      7.20%     7.41%
Net interest margin (FTE)                        3.64%      3.74%      3.60%     3.83%
Net charge-offs to average loans                 0.04%      0.01%      1.45%    -0.01%
Allowance for loan loss to period-end loans      1.17%      2.33%      1.17%     2.33%

Financial Information
 (unaudited)
                                             As of    As of
                                          December  December
                                              31,       31,   Percent
(in thousands)                               2007      2006    Change
ASSETS
Cash and due from banks                    $15,371   $12,111    26.9%
Interest-bearing deposits                       33        22    50.0%
Federal funds sold                           3,180       369   761.8%
Securities                                  82,551    82,472     0.1%
Loans held for sale                          1,168       216   440.7%
Loans                                      357,988   351,447     1.9%
Allowance for loan losses                   (4,174)   (8,184)  -49.0%
Net loans                                  353,814   343,263     3.1%
Accrued interest receivable                  2,474     2,474     0.0%
Premises and equipment, net                  9,578     9,332     2.6%
Goodwill                                       295       295     0.0%
Other investments - at cost                  2,616     2,616     0.0%
Other assets                                 9,279     7,481    24.0%
Total Assets                              $480,359  $460,651     4.3%

LIABILITIES & STOCKHOLDERS' EQUITY
Non-interest-bearing deposits              $47,131   $47,693    -1.2%
Interest-bearing deposits                  322,348   294,560     9.4%
  Total deposits                           369,479   342,253     8.0%
Short-term borrowings                       15,346    31,281   -50.9%
Long-term borrowings                        46,429    38,428    20.8%
Subordinated debentures                     10,310    10,310     0.0%
Accrued interest payable                     2,691     2,180    23.4%
Accrued expenses and other liabilities       1,533     2,066   -25.8%
Total liabilities                          445,788   426,518     4.5%

Total stockholders' equity                  34,571    34,133     1.3%
Total Liabilities & Stockholders' Equity  $480,359  $460,651     4.3%

Nonaccrual loans                            $6,261    $6,486    -3.5%
Other real estate                            2,352       130      NM
Net charge-offs                              5,150       (23)     NM

                                          Three Months Ended     Twelve Months Ended
                                        December    December     December     December
                                            31,         31,          31,          31,
                                          2007         2006         2007         2006
Margin Analysis
EARNING ASSETS
 Loans (FTE)                              7.85%        7.93%        7.92%        7.81%
 Investment securities:
  Taxable                                 4.77%        4.58%        4.73%        4.40%
  Tax-exempt (FTE)                        5.78%        5.63%        5.77%        5.88%
  Other                                   4.06%        5.68%        5.12%        5.33%
 Total interest-earning assets (FTE)      7.27%        7.33%        7.35%        7.20%

INTEREST-BEARING LIABILITIES
  Interest-bearing demand                 1.57%        2.16%        1.94%        2.14%
  Savings deposits                        3.13%        3.49%        3.28%        3.23%
  Time deposits                           4.91%        4.81%        4.94%        4.42%
 Short-term borrowings                    3.17%        4.58%        4.31%        4.32%
 Long-term  borrowings                    4.92%        4.21%        4.74%        4.06%
 Subordinated debentures                  5.98%        5.98%        5.98%        5.98%
Total interest-bearing liabilities        4.18%        4.21%        4.29%        3.93%

Net Interest rate spread (FTE)            3.09%        3.12%        3.06%        3.27%
Net interest rate margin (FTE)            3.64%        3.74%        3.60%        3.83%

Average Balance Sheet (in thousands)
Loans                                 $358,419     $350,315     $355,307     $330,490
Deposits                               360,554      356,884      360,101      332,955
Assets                                 474,149      461,344      470,209      440,865
Stockholders' equity                    34,450       36,332       34,348       35,642